UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2008

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of True Religion Apparel, Inc. (the “Company”) approved for its chief executive officer, president and chief financial officer base salaries for 2008, awards of restricted stock and, subject to adoption by the Board of a cash incentive plan that complies with Section 162(m) of the Internal Revenue Code (the “Code”) and approval of the plan by the shareholders of the Company, performance-based cash bonuses.

The base salaries for 2008 approved by the Committee are:

Name	Title	Base Salary
Jeffrey Lubell (1)	Chief Executive Officer	$775,000
Michael F. Buckley (1)	President	$470,000
Peter F. Collins (1)	Chief Financial Officer,	$360,000

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(1) Please refer to the employment arrangements of these executive officers, each of which has been filed with the Securities and Exchange Commission, for the other terms and conditions of their employment.

The restricted stock awards approved by the Committee are:

Name	Shares of Restricted Stock
Jeffrey Lubell (1)	173,333
Michael F. Buckley (1)	133,333
Peter F. Collins (1)	66,667

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(1) Twenty-five percent of the restricted stock awards for these executive officers vested on January 10, 2008. The remaining restricted stock awards are performance-based and will only vest provided that the Company meets or exceeds pre-established levels of earnings before interest and taxes (“EBIT”). If the requisite targets are met and certified by the Compensation Committee, the remaining restricted stock awards will vest fifty percent on January 10, 2009 and twenty-five percent on January 10, 2010.

The Committee also approved for these executives certain performance-based cash bonuses for 2008, subject to the adoption of a cash incentive plan by the Board that complies with Section 162(m) of the Code, and approval of the plan by the shareholders. The Committee established as performance goals the achievement of pre-established levels of EBIT. The Committee established target bonuses ranging in value from zero to two hundred percent of base salary for Mr. Buckley and zero to one hundred fifty percent of base salary for Mr. Collins. The target bonus for Mr. Lubell ranges in value from zero to four and one-half percent of EBIT.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 2008	TRUE RELIGION APPAREL, INC.

By: Name: Title:	/s/ Peter F. Collins_____ Peter F. Collins Chief Financial Officer